Exhibit 99.1
PERRIGO COMPANY PLC
SELECT SEGMENT INFORMATION
QUARTERS AND FISCAL YEARS TO DATE 2025 and 2024
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
	March 29, 2025	June 28, 2025	September 27, 2025	December 31, 2025	December 31, 2025
Net Sales
Self Care	$614.3	$598.6	$633.1	$687.6	$2,533.5

Specialty Care	199.1	233.1	191.2	176.0	799.3

Infant Formula	87.8	82.0	89.3	99.9	359.0
Total Segments Net Sales	$901.2	$913.6	$913.6	$963.4	$3,691.8
All Other	142.7	142.7	129.7	146.2	561.3
Consolidated Net Sales	$1,043.9	$1,056.3	$1,043.3	$1,109.6	$4,253.1

	Three Months Ended				Twelve Months Ended
Net Sales	March 30, 2024	June 29, 2024	September 28, 2024	December 31, 2024	December 31, 2024
Self Care	$627.7	$600.5	$637.6	$688.6	$2,554.3

Specialty Care	208.7	220.2	188.3	179.5	796.6

Infant Formula	74.3	74.9	115.4	132.4	397.0
Total Segments Net Sales	$910.7	$895.6	$941.3	$1,000.4	$3,747.9
All Other	171.5	170.0	146.3	137.8	625.6
Consolidated Net Sales	$1,082.1	$1,065.5	$1,087.5	$1,138.3	$4,373.4

Note: Amounts may not add or recalculate due to rounding.

Exhibit 99.1

PERRIGO COMPANY PLC
SELECT SEGMENT INFORMATION
QUARTERS AND CALENDAR YEAR TO DATE 2025
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
Continuing Operations	March 29, 2025	June 28, 2025	September 27, 2025	December 31, 2025	December 31, 2025
Segment adjusted operating income:
Self Care	$112.8	$93.8	$130.6	$135.3	$472.6
Specialty Care	42.1	66.3	42.1	50.0	200.5
Infant Formula	10.6	(12.2)	14.6	(3.4)	9.6
Total segment adjusted operating income	$165.5	$147.9	$187.3	$181.9	$682.6
All Other	21.0	25.7	22.5	24.2	93.4
Unallocated	(39.9)	(38.5)	(36.4)	(38.9)	(153.7)
Consolidated adjusted operating income	$146.6	$135.2	$173.4	$167.2	$622.3

Note: Amounts may not add or recalculate due to rounding.

Exhibit 99.1

PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECT CONSOLIDATED INFORMATION
QUARTERS AND CALENDAR YEAR TO DATE 2025
(in millions)
(unaudited)

	Three Months Ended				Twelve Months Ended
Consolidated Continuing Operations	March 29, 2025	June 28, 2025	September 27, 2025	December 31, 2025	December 31, 2025
Reported Operating Income (Loss)	$46.9	$45.4	$72.6	$(1,287.2)	$(1,122.2)
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	55.0	56.8	56.0	55.7	223.5
Unusual litigation	8.9	15.4	15.0	19.7	59.0
Restructuring charges and other termination benefits	29.4	8.7	20.9	13.0	71.9
Impairment charges (1)	3.1	1.5	—	1,358.5	1,363.1
Infant formula remediation	0.9	—	—	—	0.9
Other(2)	2.4	7.4	8.9	7.4	26.1
Consolidated adjusted operating income	$146.6	$135.2	$173.4	$167.2	$622.3

Note: Amounts may not add or recalculate due to rounding.

(1) During the three months ended March 29, 2025, we determined the carrying value of the Richard Bittner Business net assets held for sale exceeded their fair value less costs to sell, resulting in a total impairment charge of $3.1 million, inclusive of a goodwill impairment charge of $1.2 million. During the three months ended June 28, 2025, we determined the carrying value of our Prevacid® branded product was impaired by $1.5 million. During the three months ended December 31, 2025, we determined the carrying value of our reporting units exceeded their estimated fair value and recorded a goodwill impairment charge of $1.3 billion and the existence of an other-than-temporary impairment of our equity method investment in Kazmira LLC and recorded an impairment charge of $33.6 million.
(2) Other pre-tax adjustments for the three months ended March 29, 2025 are related to professional consulting fees for potential divestiture activity. Other pre-tax adjustments for the three months ended June 28, 2025 are primarily related to $4.5 million of accelerated depreciation as a result of our Nutrition Network Optimization Project and $2.8 million of professional consulting fees for divestiture activity. Other pre-tax adjustments for the three months ended September 27, 2025 includes $4.2 million of accelerated depreciation and a $1.6 million asset abandonment related to our Nutrition Network Optimization Project and $3.1 million of professional consulting fees for divestiture activity. Other pre-tax adjustments for the three months ended December 31, 2025 includes $3.8 million of professional consulting fees for potential divestiture activity and $3.2 million of accelerated depreciation.